EXHIBIT 99(d)(13)


                             SUB-ADVISORY AGREEMENT

         This Agreement is made between Voyageur Asset Management Inc., a Minnesota corporation having its principal place of business at 100 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402 (hereinafter referred to as the "Advisor"), Denver Investment Advisors LLC, a Colorado limited liability company, having its principal place of business at Seventeenth Street Plaza, 1225 17th Street, 26th Floor, Denver, Colorado 80202 (hereinafter referred to as the "Sub-Advisor") and Tamarack Funds Trust, a Delaware statutory trust (hereinafter referred to as the "Company").

         WHEREAS, the Company, an open end diversified management investment company, as that term is defined in the Investment Company Act of 1940, as amended (the "Act"), that is registered as such with the Securities and Exchange Commission, has appointed Advisor as investment advisor for and to the Tamarack Small Cap International Fund, a series of the Company (hereinafter referred to as the "Fund"), pursuant to the terms of an "Investment Advisory Agreement" dated as of April 16, 2004, between the Company and Advisor;

         WHEREAS, Sub-Advisor is engaged in the business of rendering investment management services; and

         WHEREAS, Advisor desires to retain Sub-Advisor to provide certain investment management services for the Fund as more fully described below;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       RETENTION OF SUB-ADVISOR.

                  (a) Advisor hereby retains Sub-Advisor to assist Advisor in its capacity as investment advisor for the Fund. Subject to the oversight and review of Advisor and the Board of Trustees of the Company, Sub-Advisor shall manage the investment and reinvestment of the assets of the Fund. Sub-Advisor will determine in its discretion, subject to the oversight and review of Advisor, the investments to be purchased or sold, will provide Advisor with records concerning its activities which Advisor or the Company is required to maintain and will render regular reports to Advisor and to officers and Trustees of the Company concerning its discharge of the foregoing responsibilities.

                  (b) Sub-Advisor, in its supervision of the investments of the Fund, will be guided by the Fund's investment objectives and policies and the provisions and restrictions contained in the Declaration of Trust and Bylaws of the Company and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission, all as communicated by Advisor to Sub-Advisor. Advisor hereby undertakes to provide Sub-Advisor with copies of such Declaration of Trust and Bylaws and Registration Statement and exhibits as well as any amendments as the same become available from time to time.

                  (c) Sub-Advisor shall be deemed to be an independent contractor under this Agreement and, unless otherwise expressly provided or authorized, shall have no authority to act


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for or represent the Company or any Fund in any way or otherwise be deemed an agent of the Company or any Fund.

                  (d) The services furnished by Sub-Advisor hereunder are deemed not to be exclusive, and nothing in this Agreement shall: (a) prevent Sub-Advisor or any affiliated person (as defined in the Act) of Sub-Advisor from acting as investment advisor or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Fund, or (b) limit or restrict Sub-Advisor or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Sub-Advisor agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Fund under this Agreement and provided that all such activities are in conformity with all applicable provisions of the Company's Registration Statement.

         2. FEE. Advisor shall pay to Sub-Advisor, for all services rendered to the Fund by Sub-Advisor hereunder, the Sub-Advisory fees set forth in Exhibit A attached hereto. During the term of this Agreement, Sub-Advisor will bear all expenses incurred by it in the performance of its duties hereunder, other than the cost of securities, commodities and other investments (including brokerage fees, transfer fees, custodian fees, underwriting commissions, interest and other charges, if any) purchased or sold for the Fund.

         3. TERM. The term of this Agreement shall begin on the date of its execution and shall remain in effect for one year from that date and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof, if such continuation is specifically approved at least annually in the manner required by the Act. Thus Agreement shall be submitted to the shareholders of the Company and each Fund for approval and shall automatically terminate if not approved by a majority of the shares of the Fund.

         4.       TERMINATION.

                  (a) This Agreement may be terminated at any time without the payment of any penalty:

                           (i) by the Advisor on sixty (60) days written notice to the Sub-Advisor;

                           (ii) by the Company either by a vote of a majority of the Board of Trustees of the Company or by a vote of the majority of the outstanding shares of beneficial interest of the Fund; or

                           (iii) by the Sub-Advisor on sixty (60) days written notice to the Advisor.

                  (b) This Agreement will terminate automatically in the event of:

                           (i) the termination of the Investment Advisory Agreement; or


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                           (ii)     its assignment.

         (c) The Sub-Advisor may employ or contract with any other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out its obligations and duties under this Agreement.

         5.       STANDARD OF CARE AND INDEMNIFICATION.

                  (a) In the performance of its duties, the Sub-Advisor will comply with the stated investment objectives, policies and restrictions of the Fund as set forth in the Prospectus and Statement of Additional Information and will in all material respects act in accordance with any applicable regulations of any governmental authority pertaining to its activities hereunder. The Sub-Advisor shall exercise its best judgment and shall act in good faith in rendering its services pursuant to this Agreement. The Sub-Advisor shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Advisor against any liability to the Advisor, the Company or to the shareholders of the Fund to which the Sub-Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Advisor's reckless disregard of its obligations and duties under thus Agreement.

                  (b) The Advisor shall indemnify and hold harmless the Sub-Advisor, its members, officers and directors and each person, if any, who controls the Sub-Advisor within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") (any and all such persons shall be referred to as an "Indemnified Party"), against loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection herewith), arising by reason of any matter to which this Agreement relates.

                  (c) The Sub-Advisor shall indemnify and hold harmless the Advisor and each of its directors and officers and each person if any who controls the Advisor within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Sub-Advisor's willful misfeasance, bad faith or gross negligence in the performance of its duties under the Sub-Advisory Agreement.

                  (d) However, in no case: (i) are these indemnifications deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; (ii) is the Advisor or Sub-Advisor to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Advisor or Sub-Advisor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Advisor or Sub-Advisor or their controlling persons; or, (iii) will either party be obligated to pay any amount in settlement unless that party shall have consented to such settlement, which consent shall not be unreasonably withheld.


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         6.       PORTFOLIO TRANSACTIONS.

                  (a) Advisor has engaged a custodian ("Custodian") to take and maintain possession of all the assets in the Fund. Neither Sub-Advisor nor any "person associated with" Sub-Advisor (as defined in Section 202(a)(17) of the Act) will be the Custodian. Sub-Advisor will have no liability with respect to custody arrangements or the acts, conduct, or omissions of Custodian.

                  (b) Advisor may issue such instructions to Custodian as may be appropriate concerning the settlement of transactions initiated by Sub-Advisor pursuant to this Agreement. Sub-Advisor will be under no duty to supervise or direct the investment of any assets that are not in the Account in the custody of the Custodian.

                  (c) Investment decisions for the Fund shall be made by Sub-Advisor independently from those for any other investment companies and accounts advised or managed by Sub-Advisor. The Fund and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Advisor believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, Sub-Advisor may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

                  (d) Sub-Advisor shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with broker-dealers selected by the Sub-Advisor. In executing portfolio transactions and selecting broker-dealers, the Sub-Advisor will use its best efforts to seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Sub-Advisor shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Sub-Advisor or an affiliate of the Sub-Advisor (to the extent permitted by law) exercises investment discretion. The Sub-Advisor is authorized to cause the Fund to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Sub-Advisor determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.


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         7.       AMENDMENT. This Agreement may be amended at any time by
agreement of the parties, provided that the amendment shall be approved in the manner required by the Act.

         8. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri.

         9. REGISTRATION AS AN INVESTMENT ADVISER. Advisor and Sub-Advisor each hereby acknowledges that it is registered as an investment advisor under the Investment Advisers Act of 1940, that it will use its reasonable best efforts to maintain such registration, and that it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated. Further, Sub-Advisor will notify the Advisor if there is any significant change or variation in its management structure or personnel that might, in its reasonable judgment, affect its responsibilities and obligations under thus Agreement.


























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Witness the due execution hereof this 16th day of April, 2004.

Attest:                                 VOYAGEUR ASSET MANAGEMENT INC.

                                        By:
---------------------------------           -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


Attest:                                 DENVER INVESTMENT ADVISORS LLC

                                        By:
---------------------------------           -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

Attest:                                 TAMARACK FUNDS TRUST, on behalf of
                                        TAMARACK SMALL CAP INTERNATIONAL FUND

                                        By:
---------------------------------           -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


















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                                    EXHIBIT A

                                      FEES


Fund:            Tamarack Small Cap International Fund

Sub-Advisor:     Denver Investment Advisors LLC


         As compensation, Voyageur Asset Management Inc. will pay Sub-Advisor for its services the following annual fee computed daily as determined by the Fund's price make-up sheet and which shall be payable monthly or at such other intervals as agreed by the parties.

         (a) Seven hundred seventy five one-thousandths of one percent (775/1000 of 1%) of the average total net assets of the Fund that do not exceed two hundred fifty million dollars ($250,000,000).

         (b) Seven hundred one-thousandths (700/1000 of 1 %) of the average total net assets of the Fund that exceed two hundred fifty million dollars ($250,000,000).


































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